UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒           Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

PEOPLES FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
___________________________________________________
(2)	Aggregate number of securities to which transaction applies:
___________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________
(4)	Proposed maximum aggregate value of transaction:
___________________________________________________
(5)	Total fee paid:
___________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

(1)	Amount Previously Paid:
_______________________________________________________
(2)	Form, Schedule or Registration Statement No:
_______________________________________________________
(3)	Filing Party:
_______________________________________________________
(4)	Date Filed:
_______________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS GIVEN that, pursuant to a call of its Directors, the Annual Meeting of Shareholders of Peoples Financial Corporation (the "Company") will be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on April 22, 2020, at 6:30 P.M., local time, for the purpose of considering and voting upon the following matters:

1.	Election of five (5) Directors to hold office for a term of one (l) year, or until their successors are elected and shall have qualified.
2.	Ratification of the appointment of Wipfli LLP, as the independent registered public accounting firm for the Company.
3.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

Only those shareholders of record at the close of business on February 14, 2020, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 22, 2020

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, form of Proxy and 2019 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, the form of Proxy and the 2019 Annual Report to Shareholders are available at the following website address: https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp. In accordance with the SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY ALSO MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A SUBSEQUENTLY DATED PROXY.

By Order of the Board of Directors

March 16, 2020	Chevis C. Swetman Chairman, President and Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

I. General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Peoples Financial Corporation (the "Company") of Proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, on April 22, 2020, at 6:30 P.M., local time, and any adjournment thereof, for the purposes stated in the foregoing Notice of Annual Meeting of Shareholders. The mailing address of the principal executive offices of the Company is P.O. Box 529, Biloxi, Mississippi 39533-0529. The notice of annual meeting, Proxy Statement, form of Proxy and 2019 Annual Report to Shareholders will be mailed to shareholders of record on or about March 16, 2020.

Shareholders of record of the Company's Common Stock (the "Common Stock"), at the close of business on February 14, 2020 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, the Company had outstanding 4,943,186 shares entitled to vote at the Annual Meeting. A majority of the outstanding shares constitutes a quorum. Except in the election of directors, each share of Common Stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting for shareholder approval. Except in the election of directors, action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions, which include broker non-votes, are counted for purposes of determining a quorum, but are otherwise not counted and have no effect on the outcome of the matters to be voted upon. The election of directors is subject to cumulative voting procedures, as further described in this Proxy statement.

Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his or her Proxy (l) by revoking it in person at the Annual Meeting, (2) by written notification to the Secretary of the Company which is received prior to the exercise of the Proxy, or (3) by a subsequent Proxy presented to the Company prior to the exercise of the Proxy. All properly executed Proxies, if not revoked, will be voted as directed. If the shareholder does not direct to the contrary, the shares will be voted "FOR" the nominees listed in Item 1 and "FOR" Items 2 and 3 described in the Notice of Annual Meeting of Shareholders. Solicitation of Proxies will be primarily by mail. Officers, directors, and employees of The Peoples Bank (hereinafter referred to as the "Bank") also may solicit Proxies personally. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for the expense of transmitting Proxy materials. The cost of soliciting Proxies will be borne by the Company.

The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the person named in the accompanying Proxy or his substitute will vote the shares represented by such Proxies in accordance with the recommendations of the Board of Directors.

II. Management Proposals

Item 1: Election of Directors

The following nominees have been designated by the Nominating Committee and are proposed by the Board of Directors for election at the Annual Meeting. The shares represented by properly executed Proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes that the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the shares voted in favor of the nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

The persons who will be elected to the Board of Directors will be the five nominees receiving the largest number of votes.

A majority of the persons nominated are independent as defined in the OTCQX listing standards. No family relationship exists between any director, executive officer or person nominated to become a director of the Company.

None of the persons nominated held directorship at any time during the past five years at any public company, with the exception of the Company, or registered investment company.

Ronald G. Barnes

Mr. Barnes, age 56, has served as an independent director of the Bank since 2017. He earned his Bachelor of Science in Business Administration with an emphasis in Marketing Management from the University of Southern Mississippi. Mr. Barnes joined Coast Electric Power Association, headquartered in Hancock County, MS, in 1995, holding several key management positions until he was named President and Chief Executive Officer in 2017, a position he currently holds. He holds numerous leadership positions in professional, civic and charitable organizations on both a local and state level and has received recognition for his service and leadership skills. The Company believes that Mr. Barnes’ qualifications to serve on the Board include his executive leadership and management experience.

Padrick D. Dennis

Mr. Dennis, age 35, has served as an independent director of the Bank since 2018. He earned his Bachelor of Arts degree and Bachelor of Science degree with an emphasis in Accounting and Business Administration from Washington & Lee University. Mr. Dennis earned a Juris Doctor from the University of Mississippi School of Law. Mr. Dennis joined Specialty Contractors and Associates, Inc. in 2010 as a Project Manager and in 2014 was named Vice President of Construction and Operations, a position he currently holds. Mr. Dennis is involved in several community and civic organizations. The Company believes that Mr. Dennis’s qualifications to serve on the Board include his executive leadership, legal and financial experience.

Jeffrey H. O’Keefe

Mr. O’Keefe, age 63, has served as an independent director of the Company since 2011 and of the Bank since 1986. Mr. O’Keefe earned his Bachelor of Science in Business Administration from the University of Southern Mississippi. He has been with Bradford-O’Keefe Funeral Homes, Inc. since 1970 and served as its President from 1983 until 2017, at which time he was named Chief Executive Officer, a position he currently holds. During his career, he has held leadership positions with a number of professional, community and civic organizations. The Company believes that Mr. O’Keefe’s qualifications to serve on the Board include his executive leadership and management experience.

George J. Sliman, III

Mr. Sliman, age 60, has served as an independent director of the Company since 2019 and of the Bank since 2018. He graduated from Springhill College and earned a Master of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. He was employed for several years with an international accounting firm and is a retired Certified Public Accountant. Mr. Sliman was named a Director in 2001 and in 2007 added the title of President of SunStates Holdings, Inc., a privately held real estate investment company. He currently holds both positions with SunStates. He is also general partner and managing member of several privately held investment entities. He has held numerous leadership positions with community and civic organizations. The Company believes that Mr. Sliman’s qualifications to serve on the Board include his executive leadership, management and financial experience.

Chevis C. Swetman

Mr. Swetman, age 71, has served as a director of the Company since 1984 and of the Bank since 1975. He has served as Chairman of the Company since 1994. Mr. Swetman is President and Chief Executive Officer of the Company and the Bank and has been employed with the Bank since 1971. He earned a Bachelor of Science in Finance degree and a Master of Business Administration degree from the University of Southern Mississippi. In addition to his role with the Company, Mr. Swetman has been recognized numerous times for his leadership in professional, civic and community organizations. The Company believes that Mr. Swetman's qualifications to serve on the Board encompasses his 49 years of experience in banking, including serving as Chairman for more than 20 years.

Item 2: Appointment of Independent Registered Public Accounting Firm

Porter Keadle Moore, LLC, (“PKM”) of Atlanta, Georgia, served as the independent registered public accounting firm for the Company from 2006 until October 1, 2019, at which time the firm combined its practice (“the Practice Combination”) with Wipfli LLP (“Wipfli”). As a result of the Practice Combination, PKM effectively resigned as the Company’s independent registered public accounting firm and Wipfli, as the successor to PKM following the Practice Combination, was engaged as the Company’s independent registered public accounting firm. The Company’s Board of Directors was notified of the Practice Combination and the effective resignation of PKM and approved the retention of Wipfli. The effective resignation of PKM was the result of the Practice Combination and not the result of any disagreements with PKM. The Board of Directors has appointed Wipfli LLP as auditors for the fiscal year ending December 31, 2020.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures. The Board does not anticipate that representatives of Wipfli LLP will attend the Annual Meeting.

Although not required to do so, the Board of Directors has chosen to submit its appointment of Wipfli LLP for ratification by the Company's shareholders. It is the intention of the person named in the Proxy to vote such Proxy "FOR" the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter.

The Board of Directors unanimously recommends that shareholders vote “FOR” this appointment of Wipfli LLP.

III. Corporate Governance

General

The Company has a long-standing commitment to strong corporate governance practices. The practices provide an important framework within which our Board of Directors and Management can pursue the strategic objectives of the Company and ensure long-term vitality for the benefit of our shareholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by the shareholders, and the membership of all board committees are composed entirely of independent directors. The Company’s Code of Conduct, which is posted on its website, www.thepeoples.com, applies to all directors, officers and employees.

Board Independence

Messrs. Allen, Kelly, Magruder, O’Keefe and Sliman are independent as defined by OTCQX listing standards. Mr. Swetman is not considered an independent director, because he is a member of our management team and receives compensation for his services to the Company. Messrs. Barnes and Dennis, who are not currently directors but are being nominated for election to the board of directors, are also independent as defined by OTCQX listing standards.

Board Composition

The Company’s Nominating Committee Charter defines the process and criteria for selecting individuals to be nominated for election to the Board of Directors. It is the Company’s intention that all nominees, including those recommended by shareholders, be considered using this same process and criteria.

In accordance with the by-laws of the Company, the Board of Directors and the Nominating Committee determined the size of the Board and the Nominating Committee developed a slate of nominees to stand for election at the annual meeting of shareholders. In developing the slate, the Nominating Committee considers the qualifications set forth in its Charter. Minutes of all Nominating Committee meetings are maintained. The Nominating Committee reports its recommendations regarding the slate of nominees to the Board of Directors for their ratification. Once the slate is ratified, the Board of Directors instructs the President of the Company to take such actions as are required to distribute proxy materials to the shareholders in accordance with the Company’s by-laws and applicable regulatory requirements.

Further, it is the Company’s intention that the minimum qualifications for nominees be those individuals who have an understanding of the Company’s role in the local economy and who have demonstrated integrity and good business judgment. The Nominating Committee is encouraged to consider geographic and demographic diversity among candidates with financial, regulatory and/or business experience, but not so as to compromise the goal of attracting the most qualified individual candidates.

Director Nomination

Since the Company was founded in 1984, there has never been a conflict or dispute regarding director nominations. Accordingly, the Company does not feel that it is necessary at this time to provide a process whereby nominations may be made directly to the Nominating Committee, and this committee does not have a policy for considering candidates recommended by shareholders. However, in accordance with the Company’s by-laws, shareholders may make nominations for election to the Board by delivering written nominations to the Company’s President not less than 14 days or not more than 50 days prior to the meeting when the election is to be held. If the Company does not give at least 21 days’ notice of the meeting, shareholders are allowed to make nominations by mailing or delivering same to the President not later than the close of business on the seventh day following the day on which the notice of meeting is mailed. The Company welcomes nominations from its shareholders; however, nominations not made in accordance with the by-laws may be disregarded by the Chairman of the meeting. The Company has never received nominations from shareholders.

Shareholder nominations shall include 1) the name, age, business address and residence address of the nominee, 2) the principal occupation or employment of the nominee, 3) the number of shares of the Company’s common stock which are beneficially owned by the nominee, 4) written consent from the potential nominee, and 5) other information relating to the nominee that may be required under federal law and regulations governing such interests. The written notice shall also include 1) the name and address of the shareholder making the nomination, and 2) the number of shares of the Company’s common stock which are beneficially owned by the shareholder making the nomination.

Of the five directors recommended for election at the 2020 Annual Meeting, all nominees except for Messrs. Barnes and Dennis, were elected as directors at our 2019 Annual Meeting.

Board Attendance

There were ten meetings of the Board of Directors of the Company held during 2019. All directors attended 75% or more of the total number of meetings of the Board of Directors and the total number of meetings held by the committees on which they served. The Board of Directors, at its discretion, meets on a periodic basis in executive session with only non-employee directors in attendance.

The Company does not have a written policy that members of the Board of Directors attend the Annual Meeting of Shareholders, but they are encouraged to do so. Four of the directors of the Company were in attendance at the 2019 Annual Meeting.

Board Leadership

The Chairman leads the Board of Directors and oversees board meetings and the delivery of information necessary for the Board of Directors’ informed decision-making. The Chairman also serves as the principal liaison between the Board of Directors and our Management. The Board of Directors determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company. Currently, the Board of Directors believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction. The Vice Chairman of the Board of Directors is designated as the lead independent director and calls and presides over executive sessions of the Board of Directors.

Board Committees

The Company has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

The Company’s Audit Committee’s primary responsibility is to aid the Board of Directors in oversight of the Company’s internal audit function and the performance of the Company’s external auditors. The Audit Committee is currently composed entirely of independent directors Drew Allen, Rex E. Kelly, Dan Magruder, Jeffrey H. O’Keefe and George J. Sliman, III. The Company’s Board of Directors has determined that Drew Allen is an audit committee financial expert as that term is defined in pertinent SEC regulations. The Board based its determination on the experience of Mr. Allen as the chief executive officer of his company in analyzing and evaluating financial statements and consulting with his company’s auditors as well as his long tenure on the Company’s Audit Committee. Mr. Magruder served as chairman of the Audit Committee in 2019, which met eight times during 2019. Mr. Allen was named chairman in January of 2020. The Audit Committee may, from time to time, call upon certain advisors or consultants as it deems necessary. The Audit Committee acts pursuant to its Audit Committee Charter. The Audit Committee submits its report to the shareholders in Section X below. The Audit Committee’s Charter is available for review on the Company’s website at www.thepeoples.com.

The Company’s Compensation Committee’s primary responsibility is to aid the Board of Directors in discharging its duties by recommending to the full Board the compensation of the Company’s Chief Executive Officer and other named executive officers of the Company. The Chief Executive Officer may attend meetings of the Compensation Committee to discuss executive performance and compensation. The Executive Vice-President attends each meeting of the Compensation Committee and presents his insights and suggestions. The Executive Vice-President and Chief Financial Officer each provide information and analysis to the Compensation Committee that is used in determining the named executive officers’ compensation. The Compensation Committee has been authorized by the Board of Directors to engage consultants, experts, and/or other advisors that are knowledgeable regarding compensation practices within the financial services industry. The hiring of such consultants is at the discretion of the Committee. The Compensation Committee did not engage any consultants during 2019. The Committee, composed entirely of independent directors Drew Allen, Rex E. Kelly, Dan Magruder, Jeffrey H. O’Keefe and George J. Sliman, III, met one time during 2019 to review the executive officers’ performance and consider bonuses for the preceding year and salaries for the upcoming year. Mr. Allen serves as chairman of the Compensation Committee. The Compensation Committee’s Charter is available for review on the Company’s website at www.thepeoples.com.

The Company’s Nominating Committee’s primary responsibility is to nominate qualified candidates to stand for election to our Board of Directors. The Nominating Committee is composed entirely of independent directors Drew Allen, Rex E. Kelly, Dan Magruder and Jeffrey H. O’Keefe. Mr. Kelly served as chairman of the Nominating Committee in 2019 and Mr. Allen was named chairman in January of 2020. The Nominating Committee acts pursuant to its Nominating Committee Charter which is available on the Company’s website at www.thepeoples.com. The Nominating Committee met two times during 2019 and one time in 2020 to nominate individuals to stand for election as directors of the Company.

Board’s Role in Risk Management

Risk is an integral part of the deliberations of the Board of Directors and its committees throughout the year. The Audit Committee and the Board of Directors annually review the Company’s risk assessments, considering management’s plan for mitigating these risks. The Board receives monthly written reports relating to the Company’s risk management and meets frequently with the Chief Risk Officer and other members of Management. The Audit Committee at its discretion meets on a periodic basis with managers from the Audit, Compliance, Security, I/T Security and Loan Review Departments.

Shareholder Communication

The Company has implemented a shareholder communication process to facilitate communications between shareholders and the Board of Directors. Any shareholder of the Company who wishes to communicate with the Board of Directors, a committee of the Board, the independent directors as a group, or any individual member of the Board, may contact Greg M. Batia, Vice President and Auditor, P. O. Box 1172, Biloxi, MS 39533-1172, or at his e-mail address: gbatia@thepeoples.com. Mr. Batia will compile and submit on a periodic basis all shareholder correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the independent directors as a group or an individual Board member.

IV. Voting Securities and Principal Holders Thereof

On February 14, 2020, the Company had outstanding 4,943,186 shares of its Common Stock, $1.00 par value, owned by 409 shareholders. The following is certain information about the shareholders beneficially owning more than five percent of the outstanding shares of the Company.

	Amount of	Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	Beneficial Ownership	of Class
Jeffrey L. Gendell	472,701	(6)	9.56%
1 Sound Shore, Suite 304
Greenwich, CT 06830

Jason A. Stock and William C. Waller	260,022	(7)	5.26%
10 Exchange Place, Suite 510
Salt Lake City, UT 84111

Thomas E. Quave	420,470	(1) (2) (3)	8.51%
P. O. Box 529
Biloxi, MS 39533

A. Tanner Swetman	865,575	(1) (2) (4)	17.51%
P. O. Box 529
Biloxi, MS 39533

Chevis C. Swetman	423,641	(1) (2) (5)	8.57%
P. O. Box 529
Biloxi, MS 39533

(1) Shares held by the Employee Stock Ownership Plan (“ESOP”) are allocated to the participants’ account. The participants retain voting rights and the trustee of the ESOP, The Asset Management and Trust Services Division of The Peoples Bank, Biloxi, Mississippi, has dispositive powers.

(2) Participants with shares allocated to their ESOP account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) account have voting rights and dispositive powers.

(3) Includes (i) shares allocated to Mr. Quave’s ESOP account; (ii) shares allocated to Mr. Quave’s 401(k) account; (iii) shares owned by Mr. Quave’s wife, of which Mr. Quave has neither voting rights nor dispositive powers; and (iv) shares owned by Mr. Quave’s minor children, of which Mr. Quave has voting rights and dispositive powers.

(4) Includes (i) shares allocated to Mr. Swetman’s ESOP account; (ii) shares allocated to Mr. Swetman’s 401(k) account; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman’s minor children, of which Mr. Swetman has voting rights and dispositive powers; (v) shares owned by Mr. Swetman’s IRA account, of which Mr. Swetman has voting rights and dispositive powers and (vi) shares owned by a private company, in which Mr. Swetman has a 94% ownership interest, of which Mr. Swetman has both voting rights and dispositive powers.

(5) Includes (i) shares allocated to Mr. Swetman’s ESOP account; (ii) shares allocated to Mr. Swetman’s 401(k) account; (iii) shares owned by Mr. Swetman and his wife jointly, of which Mr. Swetman shares voting rights and dispositive powers with his wife; (iv) shares owned by Mr. Swetman's IRA account, of which Mr. Swetman has voting rights and dispositive powers; and (v) shares owned by the IRA account of Mr. Swetman's wife, of which Mr. Swetman has neither voting rights nor dispositive powers.

(6) According to Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2020, by Jeffrey L. Gendell, as of December 31, 2019, Jeffrey L. Gendell, through limited liability companies for which he serves as managing member, has shared voting power and shared dispositive power with respect to 472,701 shares of the Company’s common stock. The forgoing information has been included solely in reliance upon the disclosures contained in the referenced amended Schedule 13G.

(7) According to Schedule 13G filed with the SEC on February 10, 2020, by Jason A. Stock and William C. Waller, as of December 31, 2019, Jason A. Stock and William C. Waller, through a limited liability company and a limited partnership for which they serve as managers or managing directors, have shared voting power and shared dispositive power with respect to 260,022 shares of the Company’s common stock. The forgoing information has been included solely in reliance upon the disclosures contained in the referenced Schedule 13G.

V. Ownership of Equity Securities by Directors and Executive Officers

The table below sets forth the beneficial ownership of the Company's Common Stock as of February 14, 2020, by persons who are currently serving as directors, persons nominated for election at the Annual Meeting and all named executive officers. Also shown is the ownership by all directors and executive officers as a group. The persons listed have sole voting and dispositive power as to all shares except as indicated. Percent of outstanding shares of Common Stock owned is not shown where less than one percent.

Beneficial Ownership of Equity Securities by Directors and Executive Officers

	Amount and Nature		Percent of
	of Beneficial Ownership		Outstanding Shares
	of Common Stock		of Common Stock
Drew Allen	5,440
Ronald G. Barnes	215
Padrick D. Dennis	2,500
A. Wes Fulmer	13,622	(1) (2)
Rex E. Kelly	2,045
Dan Magruder	202
Jeffrey H. O'Keefe	32,243	(3)
George J. Sliman, III	2,000
Chevis C. Swetman	423,641	(1) (4)	8.57%
Lauri A. Wood	7,351	(1) (5)

All directors and executive officers of the Company	512,483		10.37%

(1) Participants with shares allocated to their ESOP account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) account have voting rights and dispositive powers.

(2) Includes shares allocated to Mr. Fulmer’s ESOP account and shares allocated to Mr. Fulmer’s 401(k) account.

(3) Includes shares held by Mr. O’Keefe’s minor child of which Mr. O’Keefe is the custodian and has sole voting rights and dispositive powers.

(4) See Note (5) at Section IV.

(5) Includes shares allocated to Miss Wood’s ESOP account.

VI. Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

The Compensation Committee determines the salaries, bonuses and all other compensation of the named executive officers identified in the Summary Compensation Table on page 16 of this Proxy Statement, including the Chief Executive Officer. The Committee is also charged with ensuring that policies and practices are in place to facilitate the development of the Company’s management talent, ensure management succession and enhance the Company’s corporate governance and social responsibility.

A. Guiding Philosophy and Objectives:

The Compensation Committee’s guiding philosophy is to attract and retain highly qualified executives, to motivate them to maximize long-term shareholder value while balancing both short-term and long-term objectives, and to pay for performance. The following objectives serve as guiding principles for all compensation decisions:

●

Provide reasonable levels of total compensation that will enable the Company to attract, retain, and motivate high caliber executives who are capable of optimizing and maintaining the Company’s performance for the benefit of its shareholders.

●	Maintain executive compensation that is fair and consistent with the Company’s size and the compensation practices of the financial services industry.
●

Provide compensation plans that align with the objective of achieving the mission of being an economic anchor for the communities we serve by providing financial options and banking solutions consistent with quality experiences for every customer, one customer at a time.

●	Align performance bonus opportunities with long-term shareholder interests by making the payment of performance bonuses dependent on the Company’s performance with respect to Return on Assets (“ROA”).
●	Provide an incentive for personal performance by allocation of discretionary additional bonus opportunities dependent on the executive’s individual performance.

B. Responsibility of the Compensation Committee:

The primary responsibility of the Compensation Committee is to aid the Board in discharging its duties by recommending to the full Board the compensation of the Company’s Chief Executive Officer and other named executive officers of the Company.

C. Role of Executive Officers:

The Chief Executive Officer may attend the meetings of the Compensation Committee to discuss executive performance and compensation. The Executive Vice-President attends each meeting of the Compensation Committee and presents his insights and suggestions. The Executive Vice-President and Chief Financial Officer each provide information and analysis to the Compensation Committee that is used in determining the named executive officers’ compensation.

D. Consultants, Experts and/or Other Advisors:

The Compensation Committee has been authorized by the Board of Directors to engage consultants, experts, and/or other advisors that are knowledgeable regarding compensation practices within the financial services industry. The hiring of such consultants is at the discretion of the Committee. The Committee did not engage any consultants in 2019.

E. Factors used to Determine Compensation:

The Compensation Committee’s considerations consist of, but are not limited to, analysis of the following factors: financial performance of the Company, including ROA, return on equity, and management of assets, liabilities, capital and risk. Additionally, the Compensation Committee uses annual compensation surveys to compare the compensation of positions in similar financial institutions of comparable asset size. Specifically, the Bank Administration Institute (“BAI”) Bank Cash Compensation Survey, which includes compensation data obtained from banks with assets between $500 million and $1 billion in a region that includes Alabama, Arkansas, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota and Tennessee and the Mississippi Bankers Association (“MBA”) Salary Survey, which includes compensation data obtained from banks in Mississippi with assets between $500 million and $1 billion, are used as reference material in evaluating the compensation of the named executive officers; however, the Company does not benchmark compensation to any specific company or companies. The Company does not have access to the identity of the specific companies included in these surveys.

In determining total compensation, the Committee also considers the performance of the individual named executive officers in areas such as: the scope of responsibility of the executive; leadership within the Company, the community and the financial services industry; achievement of work goals; and whether the Company, under the executive’s leadership, has been a good corporate citizen while enhancing shareholder value.

All of these factors are considered in the context of the complexity and the difficulty of managing business risks in the prevailing economic conditions and regulatory environment. The analysis is conducted with respect to each of the named executive officers, including the Chief Executive Officer.

F. Compensation Components:

The named executive officers’ total compensation package includes several components. The Company rewards current performance and achievement of short-term goals primarily through salaries and bonuses. Other deferred compensation elements, including the Executive Supplemental Income Plan and Deferred Compensation Plan, are designed to meet long-term objectives including retaining high-performing executives and to plan for management succession as well as to reward loyalty.

Salaries

Salaries are the foundation of each named executive officer’s total compensation package and are normally the largest single component. Salary is the only guaranteed cash payment a named executive officer receives. The Company’s goal is to provide an assured level of cash compensation in the form of salary to attract and retain high caliber executives. Job specific knowledge and experience as well as leadership ability are recognized with salary.

In establishing the salary of the Chief Executive Officer for 2019, the Committee primarily considered Mr. Swetman’s performance and the performance of the Company during 2018 and the compensation levels of chief executive officers of comparable financial institutions. In considering the performance of the Company, the Committee considered the Company’s ROA, the change in problem assets and asset growth, but utilized no objective criteria. The Committee utilized asset size peer group compensation data as provided by the MBA and the BAI.

For other named executive officers, the Committee’s recommendation concerning salaries was based upon the compensation levels of executive officers of comparable financial institutions, the performance of the Company during 2018 and the individual performance of these named executive officers. The performance of the Company for purposes of establishing salaries was evaluated based on ROA. Individual performance was measured using criteria such as level of job responsibility, achievement of work goals and management skills. Among the goals considered was the reduction of problem assets. The Committee also considered asset size peer group compensation data as provided by the MBA and BAI for executive officers with similar duties and responsibilities.

Bonuses

The Compensation Committee awards performance bonuses based upon pre-determined performance objectives in accordance with The Peoples Bank Bonus Plan (“The Bonus Plan”). Performance bonuses are generally the other cash component paid to named executive officers on an annual basis and may be determined by The Bonus Plan. The Chief Executive Officer and all other named executive officers are eligible to receive a bonus which is based on the financial performance of the Company. The specific formula and pre-determined goals under The Bonus Plan were established by the Compensation Committee using the Company’s ROA. The performance bonus calculation, which is approved by the Compensation Committee, allows the named executive officer to earn up to a maximum percentage of their salary on established ROA targets. The targets and bonus calculations as a percentage of salary and targets are:

	Base	Base + 1	Base + 2	Base + 3	Maximum
ROA Target	.670%	.800%	.925%	1.050%	1.175%

Chief Executive Officer	15.000%	18.750%	22.500%	26.250%	30.000%

Executive Vice-President	12.500%	15.630%	18.750%	21.880%	25.000%

Other Named Executive Officer	10.000%	12.500%	15.000%	17.500%	20.000%

The Compensation Committee may, at its discretion, also recommend to the Board that the executive officers receive an additional bonus which is determined on a subjective basis. If this additional discretionary bonus is recommended, the Committee documents its actions in the minutes of their committee meetings. No performance based or discretionary bonuses were awarded to executive officers for 2019 due to the performance of the Company.

Executive Supplemental Income Plan

The Company maintains an Executive Supplemental Income Plan (“ESI”) which provides executives with salary continuation benefits upon their retirement, or death benefits to their named beneficiary in the event of their death. Executives of the Company and the Bank are selected to participate in the plan at the discretion of the Board of Directors. All named executive officers of the Company have been selected to participate in the plan. ESI benefits are based upon position and salary of the named executive officer at retirement, disability or death. Normal retirement benefits under the plan are equal to 67% of salary for the Chief Executive Officer, 58% of salary for the Executive Vice-President and 50% of salary for the other named executive officer at the time of normal retirement and are payable monthly over a period of 15 years. The ESI is administered by BOLI Portfolio Strategies, Inc., who also provide guidance to the Company relating to the valuation method and assumptions.

The ESI was established in 1988, at which time Mr. Swetman became a participant. Miss Wood and Mr. Fulmer became participants after their date of hire at the discretion of the Board.

Benefits are also available in the event of death, disability or early retirement. Under early retirement provisions, if separation from service occurs on or after the early retirement date and prior to the normal retirement date, the Company will pay the named executive officer a reduced benefit. The annual benefit set forth for normal retirement will be reduced by one-half percent (0.5%) for each month or partial month between separation from service and the normal retirement date. The benefit will be paid monthly over a period of 15 years. Benefits will commence on the last day of the month following the named executive officer’s separation from service. The early retirement date means the date the named executive officer attains at least age 55, has at least 15 years of employment at the Company, and has participated in this plan for a minimum of five years. As of December 31, 2019, Miss Wood and Mr. Fulmer are the only named executive officers eligible to receive this benefit. The normal retirement date means the date the named executive officer attains age 65.

If separation from service occurs prior to the early retirement date or prior to the normal retirement date, the Company will pay the named executive officer his or her executive benefit accrual balance as of his or her separation from service. The benefit will be paid in a single lump-sum within 60 days of separation from service.

If a named executive officer becomes disabled prior to the normal retirement date, the Company will pay the named executive officer his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the named executive officer’s normal retirement date and the benefits will be paid monthly over a period of 15 years.

If the named executive officer dies prior to early retirement, normal retirement or disability, the named executive officer’s named beneficiary is entitled to full benefits under the ESI. If the named executive officer dies while receiving benefits, the named beneficiary is entitled to the remainder of any unpaid benefits.

Upon a change of control prior to separation from service, the Company will pay the named executive officer his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the named executive officer’s normal retirement date, or, for named executive officers who have already attained their normal retirement date, their separation from service, and the benefits will be paid monthly over a period of 15 years.

Each named executive officer’s agreement under the ESI may be terminated by the Company. In the event the named executive officer’s agreement under the ESI is terminated, the Company will pay the named executive officer his or her executive accrual balance as of the termination of the agreement, or, if a change of control has occurred, the normal retirement benefit. The benefit will begin on the first date allowable under the ESI and the benefit will be paid over a period of 15 years, or, in some special circumstances, paid in one lump sum.

If any amount is required to be included in the income of a named executive officer due to a failure of his or her ESI agreement to meet the requirements of Section 409A of the Internal Revenue Code, the named executive officer may petition the plan administrator for a distribution of that portion of his or her executive benefit accrual that is required to be included in the named executive officer’s income. Upon the grant of such a petition, which will not be unreasonably withheld, the Company will distribute to the named executive officer an amount equal to the portion of the executive benefit accrual required to be included in his or her income, which amount cannot exceed the named executive officer’s unpaid executive benefit accrual. Any distribution will affect and reduce the named executive officer’s benefits to be paid under his or her ESI agreement.

The benefits will be paid out of the general assets of the Company. The Company has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance (“BOLI”), each of which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which are a general asset of the Company.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for those executives of the Bank holding the title of vice-president, senior vice-president or executive vice-president and approved for participation in the plan by the Board of Directors. Except for the Chief Executive Officer, all named executive officers participated in the plan in 2019. The plan provides each named executive officer a fixed benefit upon his or her early retirement, normal retirement or disability, or a death benefit to a named beneficiary in the event of the named executive officer’s death. The benefit under the plan is $100,000, payable monthly over a 15 year period, upon the named executive officer’s early retirement, normal retirement or disability and, in the event of a named executive officer’s death, the benefits will be paid to his or her beneficiary. Should the named executive officer separate from service prior to his or her early retirement, normal retirement, disability or death, he or she forfeits all benefits under the plan. In addition, if within three years following his or her separation from service, a named executive officer becomes engaged in the banking business within a certain geographic area around the Company, the named executive officer will forfeit all benefits under the plan.

The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.

The Deferred Compensation Plan was established in 1992, at which time Miss Wood became a participant. Mr. Fulmer became a participant upon his promotion to vice-president of the Bank.

If separation from service occurs prior to a named executive officer’s normal retirement date, the named executive officer will be entitled to full benefits provided he or she has met the early retirement eligibility. The early retirement date means the first day of any month coincident with or following the month in which the named executive officer attains at least age 55 and has at least 10 years of employment at the Company. The normal retirement date means the date the named executive officer attains age 65. As of December 31, 2019, Miss Wood and Mr. Fulmer are the only named executive officers eligible to receive benefits under the Deferred Compensation Plan.

If a named executive officer becomes disabled, he or she is entitled to full benefits under the Deferred Compensation Plan.

If the named executive officer dies prior to early retirement, normal retirement or disability, the named executive officer’s named beneficiary is entitled to full benefits under the Deferred Compensation Plan. If the named executive officer dies while receiving benefits, the named beneficiary is entitled to the remainder of any unpaid benefits.

In the event of a change of control, unless the Deferred Compensation Plan is terminated by the transferee, purchaser or successor entity within 120 days of the change of control, no named executive officer will be entitled to a distribution under this plan as a result of the change in control. If the Deferred Compensation Plan is terminated within 120 days of a change of control, then each named executive officer will become immediately eligible to receive the present value of his or her benefits under this plan. In addition, in the event the Deferred Compensation Plan is continued but a named executive officer is involuntarily terminated within 180 days of a change of control, the terminated named executive officer will be eligible to receive his or her benefits under this plan. Such benefits will be calculated by taking the present value of the benefits provided and such benefits will be paid in a lump sum within 180 days of the change in control.

Split-Dollar Agreement

The Company owns endorsement split-dollar policies, of which the Bank is the owner and beneficiary, which provide a guaranteed death benefit of $150,000 to the Chief Executive Officer’s beneficiaries.

Employee Stock Ownership Plan

The Company maintains an Employee Stock Ownership Plan covering all eligible employees of the Company. The Board determines the total contribution to the Plan, which is allocated to all participants based on their compensation. The Plan was frozen to further contributions and eligibility effective January 1, 2019.

401(k) Plan

The Company maintains a 401(k) Plan in which eligible employees of the Company may choose to participate. The Board determines the formula for the matching contribution to the Plan, which is currently 75% of the employee’s contribution (up to 6% of compensation).

G. Accounting and Tax Treatment:

While the Compensation Committee considers the accounting and tax implications in the design of the compensation program, these have not had a significant impact in their decision-making process.

H. Shareholder Approval of Compensation of Named Executive Officers:

At our 2019 annual meeting of shareholders, the Company held its third advisory (non-binding) vote on the compensation of the named executive officers. A majority of our shareholders voted in favor of the resolution approving the 2018 compensation of the named executive officers. The Compensation Committee considered these shareholders’ votes in determining the 2019 compensation of the named executive officers.

Shareholders will be provided their next opportunity to cast an advisory (non-binding) vote on the compensation of the named executive officers at the 2022 annual meeting of shareholders.

There are no employment contracts with the executive officers.

Summary Compensation Table

The Summary Compensation Table below displays the total compensation awarded to, earned by or paid to the named executive officers for 2019 and 2018.

				All Other
Name and				Compensation
Principal Position	Year	Salary	Bonus	(1)	Total

Chevis C. Swetman	2019	$280,500	$	$12,600	$293,100
President and Chief Executive Officer	2018	276,058		12,375	288,433

A. Wes Fulmer	2019	173,880		7,825	181,705
Executive Vice-President	2018	169,131		7,611	176,742

Lauri A. Wood	2019	148,706		7,043	155,749
Chief Financial Officer	2018	142,987		6,785	149,772

(1) Includes contributions and allocations pursuant to the 401(k) Plan.

Estimated Payments from the Executive Supplemental Income Plan

The table below indicates the amount of compensation payable to each named executive officer under the Executive Supplemental Income Plan, as applicable upon different termination events. The amounts shown assume a termination date of December 31, 2019 and present total amounts for each scenario.

Termination Event		Early Termination		Early Retirement			Disability		Change in Control		Pre-Retirement Death Benefit
Method of Payment (2)		Lump Sum Benefit Amount Payable at Separation From Service		Annual Benefit Amount Payable At Separation from Service			Annual Benefit Amount Payable at Normal Retirement Age		Annual Benefit Amount Payable at Normal Retirement Age		Annual Benefit
Name and Principal Position	Benefit Level (1)	Vesting	Based On Accrual	Vesting	Based On Benefit		Vesting	Based On Benefit	Vesting	Based On Benefit	Based On Benefit
Chevis C. Swetman	$187,935		$		$		100%	$187,935	100%	$187,935	$187,935
President & Chief Executive Officer

A. Wes Fulmer	100,850			40.60%		70,595	100%	100,850	100%	100,850	100,850
Executive Vice-President

Lauri A. Wood	74,353			28.50%		42,381	100%	74,353	100%	74,353	74,353
Chief Financial Officer

(1) Based on 67%, 58% or 50% of current compensation for the Chief Executive Officer, Executive Vice-President and other named executive officer, respectively.

(2) The annual benefit amount will be distributed in 12 equal monthly installments for 15 years for a total of 180 monthly payments.

Estimated Payments from the Deferred Compensation Plan

The table below indicates the amount of compensation payable to each named executive officer under the Deferred Compensation Plan, as applicable upon different termination events. The amounts shown assume a termination date of December 31, 2019 and present total amounts for each scenario.

Termination Event		Early Termination		Early Retirement		Disability		Change in Control		Pre-Retirement Death Benefit
Method of Payment (2)				Total Benefit Amount Payable at Separation from Service		Total Benefit Amount Payable at Normal Retirement Age		Lump Sum Benefit Amount Payable at Separation From Service		Total Benefit
	Benefit Level (1)	Vesting	Based On Accrual	Vesting	Based On Benefit	Vesting	Based On Benefit	Vesting	Based On Accrual	Based On Benefit
A. Wes Fulmer	$100,000		$	100%	$100,000	100%	$100,000	100%	$51,492	$100,000
Executive Vice-President

Lauri A. Wood	100,000			100%	100,000	100%	100,000	100%	44,802	100,000
Chief Financial Officer

(1) The benefit is the total benefit.

(2) The total benefit will be distributed in 12 equal monthly installments for 15 years for a total of 180 monthly payments.

Directors' Compensation

During 2019, directors who are employees of the Bank did not receive any compensation for serving on the Board of the Bank or the Company or on any Board committee. All non-employee directors received an annual retainer of $3,500. Non-employee directors additionally receive $1,000 per board meeting attended and $300 per committee meeting attended. The chairman of the Audit Committee received $500 per audit committee meeting attended. The chairman of all other committees received $400 per committee meeting attended.

The Company offers a Directors’ Deferred Income Plan whereby directors of the Company and the Bank are given an opportunity to defer receipt of their annual director’s fees. For those who choose to participate, benefits are payable monthly for 10 years beginning on the first day of the month following the later of the director’s normal retirement age or separation from service. Normal retirement age is 65. The amount of the benefit will vary depending on the fees the director has deferred and the length of time the fees have been deferred. Interest on deferred fees accrues at an annual rate of 10%, compounded annually. After payments have commenced, interest accrues at an annual rate of 7.50%, compounded monthly. In the event of the director’s death, benefits are payable to the director’s named beneficiary. The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which are a general asset of the Company.

The Company also offers an Outside Directors’ Supplemental Income Plan to provide a benefit to its non-employee directors. The benefit is based upon the age of the Outside Director upon his appointment to the board. Directors Drew Allen and Dan Magruder are entitled to receive $5,000 annually for 10 years, Director Rex E. Kelly and George J. Sliman, III are entitled to receive $4,000 annually for 10 years and Director Jeffrey H. O’Keefe is entitled to receive $6,000 annually for 10 years. The benefit is payable upon the later of the Outside Director’s attainment of age sixty-five or cessation of service as a director. An Outside Director must serve as an Outside Director until the earlier of his death or 10 consecutive years as an Outside Director to be entitled to any benefit. In the event of the death of the Outside Director, their beneficiary shall receive a death benefit totaling the remainder of benefits due the Outside Director. The death benefit will be paid in a single lump sum within 90 days following the Outside Director’s death. The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which are a general asset of the Company.

Director Compensation Table

The Director Compensation Table below presents information on fees earned or paid to directors in 2019.

Name	Fees Earned or Paid In Cash

Drew Allen	$27,500

Rex E. Kelly	29,100

Dan Magruder	27,200

Jeffrey H. O'Keefe	29,900

George J. Sliman, III	27,500

VII. Transactions with Related Parties

In the ordinary course of business, the Company, through its bank subsidiary, extends loans in the ordinary course of business to certain officers and directors and their personal business interests at, in the opinion of Management, the same terms including interest rates and collateral, as those prevailing at the same time for comparable loans of similar credit risk with persons not related to the Company or its subsidiaries. These loans, which are subject to approval by the Company’s Board of Directors, do not involve more than normal risk of collectability and do not include other unfavorable features. Other than these transactions, there were no material transactions exceeding $120,000 with any such persons during the years ended December 31, 2019 and 2018.

VIII. Delinquent Section 16(a) Reports

Directors, executive officers of the Company and holders of more than 10 percent of the Company’s outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company believes that during 2019 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements, except that the Company recently learned that Mr. Dan Magruder inadvertently failed to timely report one transaction completed on December 31, 2018. Mr. Magruder reported this transaction on a Form 4 filed on February 14, 2020.

IX. Executive Officers

The following sets forth certain information with respect to the executive officers of the Company who are not also directors as of December 31, 2019:

Name (Age)	Position
A. Wes Fulmer (60)	Executive Vice-President, Peoples Financial Corporation, since 2006; Director, The Peoples Bank since 2011; Executive Vice-President, The Peoples Bank, since 2006

Lauri A. Wood (58)	Chief Financial Officer and Controller, Peoples Financial Corporation, since 1994; Senior Vice-President/Cashier, The Peoples Bank, since 1996

Ann F. Guice (72)

First Vice-President, Peoples Financial Corporation, since 2015; Second Vice-President, Peoples Financial Corporation, 2013 - 2015; Vice-President and Secretary, Peoples Financial Corporation, 2006 - 2012; Senior Vice-President, The Peoples Bank, since 2006

J. Patrick Wild (57)

Second Vice-President, Peoples Financial Corporation, since 2015; Vice-President and Secretary, Peoples Financial Corporation,  2013 - 2015; Vice-President, Peoples Financial Corporation, 2009 -  2012; Senior Vice-President, The Peoples Bank, since 2008

Evelyn R. Herrington (65)	Vice-President and Secretary, Peoples Financial Corporation, since 2015; Vice-President, Peoples Financial Corporation, 2011 - 2015; Senior Vice-President, The Peoples Bank, since 2011

X. Audit Committee Report

The Board of Directors has established an Audit Committee, whose responsibilities are set forth in the Audit Committee Charter. All members of the Audit Committee are deemed to be independent, as such term is defined by OTCQX. The Audit Committee oversees the operation of the Company’s Audit Department. The Audit Committee also periodically meets with the independent public accountants for the Company and its subsidiaries and makes recommendations to the Board of Directors concerning any matters related to the independent public accountants.

The Audit Committee has reviewed and discussed the audited financial statements with Management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has discussed with the independent auditors the auditors’ independence and has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has considered whether the independent auditors’ provision of non-audit services is compatible with maintaining the auditors’ independence.

The Audit Committee has discussed with Management and the independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required for certain periodic filings by the Company with the SEC. The Board of Directors maintains an Audit Committee Charter, which meets the requirements of the Sarbanes-Oxley Act of 2002, and rules promulgated by the SEC.

Based upon the reviews and discussions with Management and the independent auditors as referenced above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

This report is presented by the Audit Committee, consisting of the following persons:

Drew Allen, Chairman	Dan Magruder	Rex E. Kelly	Jeffrey H. O’Keefe	George J. Sliman, III

XI. Independent Accountants’ Fees

The Company’s Audit and Non-Audit Service Pre-Approval Policy (the “Policy”) stipulates that all services provided by the independent accountants are subject to specific pre-approval by the Audit Committee. During 2019, the Company was in compliance with this Policy.

The table below sets forth the aggregate fees billed by Porter Keadle Moore, LLC (“PKM”), and Wipfli LLP (“Wipfli”), as successor to PKM (the “Combined Firm”), for the years ended December 31, 2019 and 2018 for professional services rendered for: Audit Fees, Audit-Related Fees and Tax Fees. As disclosed in section II Item 2 of this Proxy Statement, PKM combined its practice with Wipfli, effective October 1, 2019. Audit Fees include aggregate fees billed for professional services rendered by the Combined Firm for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2019 and 2018, a review of the annual report on Form 10-K and limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC during 2019 and 2018, including out of pocket expenses. Audit-Related Fees include fees billed for professional services rendered by the Combined Firm during the years ended December 31, 2019 and 2018, which relate to the audit of the Company’s employee benefit plans for the years ended December 31, 2018 and 2017. Tax Fees include the aggregate fees billed for tax services rendered by the Combined Firm during the year ended December 31, 2018. These services consisted of tax consultation services for 2018. There were no other fees paid to the Combined Firm during 2019 and 2018.

	Audit Fees	Audit-Related Fees	Tax Fees		Total Fees
2019	$189,500	$25,500	$		$215,000
2018	184,550	21,000		652	206,202

XII. Proposals of Shareholders

In order for a shareholder proposal to be included in a Proxy Statement and form of Proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Company not less than 120 days in advance of the first anniversary of the date the previous year’s Proxy Statement and form of Proxy were mailed to shareholders. Thus, a shareholder proposal must be received before November 16, 2020 in order to be included in the Proxy Statement and form of Proxy for the 2021 annual meeting.

In accordance with the Company’s by-laws, shareholders may make proposals for consideration at the annual meeting by delivering their written proposal to the Company’s President not less than 14 days or more than 50 days prior to the 2020 annual meeting. If the Company does not give at least 21 days’ notice of the meeting, shareholders are allowed to make proposals by mailing or delivering their proposal to the President not later than the close of business on the seventh day following the day on which the notice of meeting is mailed.

BY ORDER OF THE BOARD OF DIRECTORS Chevis C. Swetman Chairman

PROXY FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

April 22, 2020

The undersigned hereby appoint Chevis C. Swetman, the true and lawful attorney-in-fact for the undersigned, with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of Peoples Financial Corporation (the “Company”) to be held at The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530, at 6:30 P.M., local time, on April 22, 2020, and at any and all adjournments thereof, the number of shares which the undersigned would be entitled to vote if then personally present, for the following purposes:

Item 1.	Election of the following five persons as directors for the Company.
(INSTRUCTIONS: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

	Ronald G. Barnes ☐	Padrick D. Dennis ☐	Jeffrey H. O’Keefe ☐
	George J. Sliman, III ☐	Chevis C. Swetman ☐
	For all nominees except as indicated ☐		Against all nominees ☐

Item 2.	Approval of the appointment of Wipfli LLP as the independent registered public accounting firm for the Company.
For ☐ Against ☐ Abstain ☐

Item 3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
For ☐ Against ☐ Abstain ☐

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED FOR ITEMS 1, 2, AND 3, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. IF AUTHORITY IS GRANTED PURSUANT TO PROPOSAL 3 ABOVE, THE PROXY INTENDS TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please date the Proxy and sign your name exactly as it appears on the stock records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If signed as a corporation or other entity, please sign in entity’s name by authorized person.

You may also access the proxy materials and vote your proxy online by using your 12 digit control number found below at

https://www.shareholderaccountingsoftware.com/tspweb/peoples/pxsignon.asp .

Signature

Signature

Date	# of shares